INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (the “Agreement”) is entered into effective as of December 27, 2013 (the “Effective Date”) by and between JAN A. SIMON, D.D.S., (“ORTHODONTIST”) and ALAN D. SHOOPAK, D.M.D., ORTHODONTIC GROUP, P.A., (“SHOOPAK”).

WITNESSETH:

WHEREAS, SHOOPAK is a Florida professional corporation that owns and operates an orthodontic practices located at (Coral Way)2740 SW 97th Avenue, Suite 103, Miami, FL 33165 and (Kendall)13716 SW 84th St., Kendall, FL 33183 (the “practice locations”); and

WHEREAS, ORTHODONTIST is a dentist licensed to practice dentistry in the State of Florida with a specialty in orthodontics; and

WHEREAS, SHOOPAK is desirous of engaging ORTHODONTIST as an Independent Contractor practicing as an orthodontist based upon the terms, provisions, and conditions hereinafter set forth are hereby agreed to by SHOOPAK and ORTHODONTIST.

1. Definition of Orthodontist Services: The orthodontic services to be performed by ORTHODONTIST for SHOOPAK as an Independent Contractor include but are not limited to: (i) services personally furnished by ORTHODONTIST for individual patient of SHOOPAK; (ii) services that contribute directly to the diagnosis or treatment of individual patients; and (iii) services that ordinarily require performance by an orthodontist, and include services that are defined as Orthodontic Services to patients in the Medicare program.

2. Representations and Warranties of Orthodontist: Orthodontist represents and warrants that ORTHODONTIST is and will continue to be throughout the term of this Agreement:

a. duly licensed and in good standing to practice dentistry in his ORTHODONTIC specialty in the State of Florida;

b. in compliance with all standard practices and policies of SHOOPAK whether or not set out in writing and with applicable State and Federal laws and regulations and professional standards;

c. in possession of all customary controlled substance registration certificates to the extent required by State or Federal law;

d. qualified to participate in the Medicare, Medicaid and other state medical assistance programs that accept assignment from beneficiaries for services reimbursed by these programs;

e. not the subject of any investigation or proceedings by any entity related to ORTHODONTIST’s practice of dentistry regarding:

1. the suspension, revocation, restriction, reduction or withdrawal of medical staff membership or privileges or the voluntary relinquishment thereof;

2. the arrest, indictment or conviction of a felony crime;

3. the commission of an act of moral turpitude or impairment due to alcohol or drug use;

4. the commission of professional misconduct; or

5. exclusion from participation in any federal or state healthcare program.

3. ORTHODONTIST’S Professional Duties: During the term of this Agreement, ORTHODONTIST, as a dentist performing as an orthodontist, shall be engaged as an independent contractor at the practice locations by SHOOPAK. The responsibilities of ORTHODONTIST which shall be performed by ORTHODONTIST’s include but are not limited to:

a.     Practice orthodontics at the practice locations as scheduled by SHOOPAK for a maximum of one hundred twelve (112) days per year, according to the following schedule:

Number of Scheduled
Months	Days to Work

January through May	10 to 14 days per month
(maximum of 60 days for the period)

June through September	3 to 5 days per month
(maximum of 16 days for the period)

October through December	10 to 14 days per month
(maximum of 36 days for the period)

ORTHODONTIST may also be required to render services on an as-needed basis for emergency care of patients. In the event that SHOOPAK desires to schedule ORTHODONTIST for additional days or hours (due to absence of other providers, growth or otherwise), such additional days and hours shall be mutually agreed upon by the parties. SHOOPAK shall provide ORTHODONTIST with the scheduled days and hours at least sixty (60) days in advance.

b. Provide the timely and continuous completion of appropriate records relating to all professional services rendered by ORTHODONTIST hereunder and all reports, claims, and correspondence necessary or appropriate to services rendered under this Agreement and in accordance with all laws, regulations and rules. The records shall be kept on forms provided by SHOOPAK, integrated with SHOOPAK’s business records, and maintained at each of the offices where the services are rendered and shall belong solely to SHOOPAK;

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c. Perform all services in a manner consistent with SHOOPAK’S standard operating policies, whether or not written, and commensurate with the prevailing professional standard of care;

d. Comply with and participate in the requirements, if any, of Medicare, Medicaid, and other state and federal medical assistance programs and third party payors from which SHOOPAK receives reimbursement or other compensation;

e. Cooperate with Alan D. Shoopak, D.M.D. President of SHOOPAK and the SHOOPAK management team to effectively manage the offices in question;

f. Perform all of ORTHODONTIST’s duties and obligations under this Agreement with due diligence, due care, in good faith, and in compliance with all laws, rules, regulations, and accreditation standards.

g. Professional Dress Code: ORTHODONTIST shall at all times dress in a professional manner, and shall wear a lab coat when seeing patients. The lab coat is to be supplied by SHOOPAK.

4. ORTHODONTIST’S Administrative Duties: ORTHODONTIST, as an Independent Contractor, shall provide the following administrative services in addition to those that may be requested of him by SHOOPAK from time to time, including but not limited to, obtaining and maintaining accreditation as an orthodontist and ORTHODONTIST’s license to practice dentistry in ORTHODONTIST’s specialty as an orthodontist, the investigation and reporting to Alan D. Shoopak, D.M.D. or a member of the SHOOPAK management team of any complaints that have been made (or facts, events or circumstances that have occurred that could give rise to a complaint) and the results of ORTHODONTIST’s investigation regarding said complaints (or facts, events or circumstances), and participating in the State of Florida continuing education to maintain ORTHODONTIST’s accreditation as a dentist with a specialty in Orthodontics.

5. Term: Subject to the terms and provisions hereof the ORTHODONTIST shall perform his orthodontic and administrative services for a term of thirty six (36) months from the effective date hereof. This contract will automatically renew for successive twelve (12) month periods unless (a) either party provides the other with written notice to the contrary no later than 30 days prior to the expiration of the initial term or any renewal term; or (b) otherwise terminated pursuant to the terms listed in Section 14: Termination.

6. Compensation: For all services performed by ORTHODONTIST as an Independent Contractor under this Agreement, SHOOPAK shall pay ORTHODONTIST a per diem of Two Thousand Dollars ($2,000.00). If the ORTHODONTIST works five (5) hours or less on any given day, he will be paid one-half (1/2) of the aforesaid per diem.

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7. ORTHODONTIST is an Independent Contractor of SHOOPAK: Throughout the term and course of the engagement of ORTHODONTIST by SHOOPAK as herein provided for, ORTHODONTIST acknowledges that ORTHODONTIST is an Independent Contractor and as such ORTHODONTIST will be responsible to maintain and pay for ORTHODONTIST’s malpractice insurance (which insurance shall name SHOOPAK as an additional insured), hospitalization insurance, dental insurance, disability insurance, life insurance, all professional fees for the annual renewal of ORTHODONTIST’s professional license, income taxes and payroll taxes, if any. ORTHODONTIST will not be paid by SHOOPAK for any time that ORTHODONTIST does not act as an orthodontist in the practices as a result of time off taken by him. Any time off to be taken by ORTHODONTIST from ORTHODONTIST’s day to day activities as an orthodontist as herein provided for shall be made known to Alan D. Shoopak, D.M.D. or a member of the SHOOPAK management team and approved by them in advance. If ORTHODONTIST intends to take time off from practicing as an orthodontist and wants to ensure that ORTHODONTIST is not scheduled to work during such time off, ORTHODONTIST must provide SHOOPAK or a member of the SHOOPAK management team with at least sixty (60) days prior written notice in order for SHOOPAK to take into account such requested time off.

8. Exclusive Relationship: ORTHODONTIST, as an Independent Contractor of SHOOPAK, shall not act adversely to the interests of SHOOPAK but shall instead act to promote the orthodontic care and treatment at the offices in question by promoting quality patient care. ORTHODONTIST shall make the SHOOPAK offices ORTHODONTIST’s exclusive facility for the performance of orthodontic services during the term of this Agreement, unless the parties hereto agree otherwise in writing.

9. Billing for Services: Because ORTHODONTIST shall be an Independent Contractor of SHOOPAK, SHOOPAK shall have the exclusive right to determine the fees to be charged for ORTHODONTIST’S services and those of other orthodontists and any employees with respect to any patient and shall have the exclusive right to bill and collect for such services and to retain all such fees. ORTHODONTIST agrees to cooperate with the claims process established by SHOOPAK, agrees not to bill or collect for any professional services provided by ORTHODONTIST and hereby assigns to SHOOPAK the exclusive right to establish the charges and bill and collect all fees for all services rendered by ORTHODONTIST and other orthodontists and employees of the practices throughout the term of this Agreement.

10. Limitations on ORTHODONTIST’S Authority: ORTHODONTIST agrees that all hiring and firing of employees and orthodontists, pay raises and scheduling of work to be performed by orthodontists and employees shall be the sole responsibility of SHOOPAK. SHOOPAK retains the right to make the ultimate decision regarding the aforesaid.

ORTHODONTIST specifically agrees that ORTHODONTIST will not hire any additional or associate dentist/orthodontist for the practice locations without the prior written consent of SHOOPAK.

ORTHODONTIST acknowledges that ORTHODONTIST will not have any position on SHOOPAK’S Board of Directors, will not be an officer of SHOOPAK, and will not have any voting rights in SHOOPAK.

11. Limitation on Opening and Operating Independent Orthodontic Practices by ORTHODONTIST: ORTHODONTIST shall not during the term of this Agreement own any interest in, operate or be employed as an employee or Independent Contractor by any orthodontic or dental office other than at the practice locations.

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12. Ownership Of Business Assets: All business and clinical forms, marketing materials, and telephone numbers used by the practices are and shall remain the exclusive property of SHOOPAK. At such time as this Agreement is terminated in accordance with the provisions hereof, ORTHODONTIST shall have no right, title or interest in and to any of the aforesaid properties or assets.

13. Inventory and Supplies: ORTHODONTIST agrees that all ordering of orthodontic supplies will be consistent with the usual and customary practice for the ordering of said supplies and the cost of said supplies. In the event that ORTHODONTIST wants to order supplies at a cost in excess of ten (10%) percent more than the past cost of these supplies ORTHODONTIST shall obtain the prior written consent of SHOOPAK to order these supplies.

14. Termination:

a. For Cause: By SHOOPAK. SHOOPAK may terminate this Agreement in the event of a breach by ORTHODONTIST of any of ORTHODONTIST’s representations, warranties or covenants or upon ORTHODONTIST’s failure to fulfill his duties as specified in this Agreement or the breach of any obligation required by this Agreement, but only if ORTHODONTIST does not cure within thirty (30) days after SHOOPAK gives to ORTHODONTIST written notice of such breach. The notice shall include the specific provision(s) of this Agreement that have been breached.

Notwithstanding the foregoing, this Agreement may be terminated automatically and immediately in the sole and absolute discretion of SHOOPAK (the following is not intended to be an exhaustive list of provisions):

(i) upon the loss, voluntary or involuntary, relinquishment or limitation of ORTHODONTIST’S privileges to practice dentistry or the specialty of orthodontics in the State of Florida;

(ii) upon ORTHODONTIST’S death;

(iii) if ORTHODONTIST is totally disabled and such total disability lasts for four (4) months or longer;

(iv) if ORTHODONTIST institutes any action against SHOOPAK, Alan D. Shoopak, D.M.D. or any member of the SHOOPAK management team;

(v) if ORTHODONTIST fails or is unable to secure malpractice insurance coverage throughout the course of ORTHODONTIST’s performance as an Orthodontist (naming SHOOPAK as an additional insured) with coverage of at least $1,000,000 per occurrence/$3,000,000 aggregate;

(vi) if ORTHODONTIST fails to or is unable to comply with and participate in the requirements of each insurance company and third party payor from which SHOOPAK receives reimbursement or compensation;

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(vii) if it is determined by Alan D. Shoopak, D.M.D. that ORTHODONTIST’S orthodontic services are below or otherwise not consistent with the current standard of care for orthodontic services; or

(viii) at the discretion of SHOOPAK in the event that ORTHODONTIST is in breach of any of ORTHODONTIST’s representations, warranties or covenants in this Agreement which are not capable of being cured within thirty (30) days after ORTHODONTIST is given written notice of breach (provided that ORTHODONTIST shall not have the opportunity to cure the same or similar breach more than one time during any twelve month period);

**THIS LIST ABOVE IS NOT MEANT TO BE EXHAUSTIVE

b. Without Cause: By SHOOPAK: If this Agreement is renewed by the parties, then following the initial term, SHOOPAK may terminate this Agreement without cause at any time upon not less than thirty (30) day’s written notice to ORTHODONTIST prior to the effective date of termination; provided, however, that SHOOPAK may direct ORTHODONTIST to cease providing any further services under this Agreement during the notice period provided that SHOOPAK continues to pay ORTHODONTIST as required hereunder.

c. Without Cause: By ORTHODONTIST: ORTHODONTIST may terminate this Agreement without cause at any time upon not less than sixty (60) days written notice to SHOOPAK prior to the date of termination.

15. Indemnification: ORTHODONTIST agrees to defend, indemnify and hold harmless SHOOPAK and its officers, directors, employees, agents and representatives from and against any and all liabilities or losses, including reasonable attorney fees, arising out of ORTHODONTIST’S alleged breach of the terms and provisions of this Agreement, or any other act or omission of ORTHODONTIST.

16. Notices: All Notices required to be given pursuant to this Agreement shall be in writing and shall be deemed to have been delivered three (3) days after deposit in the United States Mail, First Class, Postage Pre-Paid, or on the date of hand-delivery, or date of email when addressed to a party as follows:

TO SHOOPAK:	Dr. Alan Shoopak, President

Alan D. Shoopak, D.M.D., Orthodontic Group, P.A.

13535 Feather Sound Drive, Suite 220

Clearwater, Florida 33762

Email: Shooo1@aol.com

TO ORTHODONTIST:	Jan A. Simon, D.D.S.

__________________________________

__________________________________

__________________________________

Email: jansimon47@gmail.com

Any change of address shall be effective five (5) days after delivery of such notice in the manner herein provided.

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17. Assignment: This Agreement is for the personal services of ORTHODONTIST and neither ORTHODONTIST nor SHOOPAK have the right or ability to assign or transfer any of the rights and benefits or obligations herein provided for.

18. Rights In Property:

a. All personal property, including without limitation, all supplies, equipment facilities, furnishings, patient charts, patient records, and patient information are and shall remain the sole property of SHOOPAK.

b. The parties acknowledge that:

(i) the provision by SHOOPAK of secretarial support, computer equipment, and office space and supplies, is dependent upon and related solely to the provision by ORTHODONTIST of the services described in this Agreement;

(ii) ORTHODONTIST has no right to such secretarial support, computer equipment, or office space and supplies except in connection with the services performed by ORTHODONTIST under the terms of this Agreement;

(iii) except pursuant to prior written approval of SHOOPAK, ORTHODONTIST shall not engage in direct purchasing or otherwise contract for or incur any liability on behalf of SHOOPAK.

c. If ORTHODONTIST dies during the terms of this Agreement SHOOPAK shall promptly pay any amounts owed to him for per diem to ORTHODONTIST’s estate.

19. Limitation on Use of Shoopak Premises, Property and Personnel: ORTHODONTIST shall not use SHOOPAK’S property, personnel or any part of the premises or resources of SHOOPAK except to fulfill the purposes, terms and provisions of this Agreement. Upon reasonable notice and consistent with the provisions for termination set out herein, ORTHODONTIST shall forthwith vacate SHOOPAK’S premises and remove all of ORTHODONTIST’s possessions upon termination of this Agreement.

20. Waiver: No waiver of any breach of any provision of this Agreement shall be construed to be a waiver of any breach of any other provision of this Agreement or of any succeeding breach of the same provision. The failure of delay of SHOOPAK to exercise or enforce any rights, powers, or remedies hereunder shall not operate as a waiver of such rights, powers, and remedies.

21. Confidentiality:

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a. As used in this Agreement, the term “Confidential Information” means information relating to the operation, marketing, or short or long-term planning of SHOOPAK, including, without limitation, patient information and other client information, medical and business records, billing information, procedures, plans, specifications, methods, protocols, and inventions (patentable and unpatentable) as well as peer review, performance improvement, risk management, and other professional and organizational technical, business or commercial data or information.

ORTHODONTIST will have access to Confidential Information in connection with ORTHODONTIST’s performance of this Agreement. ORTHODONTIST specifically agrees and understands that the confidentiality provisions herein set forth are inserted for the direct benefit and protection of SHOOPAK and that SHOOPAK may enforce those provisions as set forth below.

b. ORTHODONTIST agrees that ORTHODONTIST will only use Confidential Information for the purpose of performing ORTHODONTIST’s duties under this Agreement, will maintain the Confidential Information in strict confidence, and will not reveal, directly or indirectly, whether during the terms of this Agreement or thereafter, Confidential Information to any person, firm, or corporation without SHOOPAK’S prior written consent. ORTHODONTIST agrees to refrain from such acts and omissions, which would reduce the value of the Confidential Information that comes to ORTHODONTIST’s attention in connection with ORTHODONTIST’S work for SHOOPAK. The aforesaid is not intended to limit the use of Confidential Information by ORTHODONTIST in carrying out ORTHODONTIST’s obligations under this Agreement.

c. All tangible Confidential Information and other documentation supplied either directly or indirectly in connection with this Agreement, including without limitation, all copies thereof or reproductions or drawings made therefrom, shall remain the property of SHOOPAK and shall be returned immediately upon the expiration of reasonable time to conclude the work contemplated herein or upon the presentation of a written request by SHOOPAK.

d. the parties recognize and agree that in the event the provisions of this Agreement relating to the Confidential Information are breached or threatened to be breached by ORTHODONTIST, the extent of actual damages sustained by SHOOPAK will be difficult to ascertain, although great and irreparable and that compensation at law will be inadequate. Therefore, the parties express agree that SHOOPAK shall have the right, by posting a bond of $1,000.00 with the court, to injunctive relief for breach or threatened breach of such provisions, in addition to any other legal or equitable remedies that may be available. ORTHODONTIST shall indemnify and hold SHOOPAK harmless with respect to all of SHOOPAK’S costs and expenses (including attorney fees, expenses and costs) in enforcing the covenants set forth in this Section.

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22. Non-Competition Covenant: The Parties acknowledge that as an Independent Contractor/dentist/orthodontist, ORTHODONTIST will have access to valuable, confidential business and professional and patient care information relating to SHOOPAK, the disclosure or misappropriation of which would cause harm to SHOOPAK. ORTHODONTIST, practicing ORTHODONTIST’s specialty as an orthodontist, hereby agrees that beginning on the Effective Date and ending on the later of the third anniversary of the Effective Date or one year following the termination of ORTHODONTIST’s independent contractor relationship with SHOOPAK, for any or no reason, with or without cause, ORTHODONTIST shall not (a) become an employee or independent contractor of any orthodontic group, engage as an employee, independent contractor or owner in any orthodontic practice, or render directly or indirectly any dental practice or orthodontic practice management services anywhere within five (5) miles of the SHOOPAK orthodontic offices herein described (or any replacement location provided that such replacement location is within 3 miles of the existing office location which it is replacing); or (b) solicit, directly or indirectly, any of the staff or orthodontists employed by SHOOPAK, nor any patient of either of the practice locations. If any provision of this section is deemed invalid, in whole or in part, it shall be curtailed, whether as to time, area covered or otherwise, as and to the extend required for its validity under applicable law and, as so curtailed, shall be enforceable.

The parties recognize and agree that in the event the provisions of this Section are breached or threatened to be breached by Orthodontist, the extent of actual damages sustained by SHOOPAK will be difficult to ascertain, although great and irreparable, and that compensation at law will be inadequate. Therefore, the parties expressly agree that SHOOPAK shall have the right, by posting a bond of $1,000.00 with the court, to injunctive relief for breach or threatened breach of such provisions, in addition to any other legal or equitable relief that may be available. ORTHODONTIST shall indemnify, defend and hold SHOOPAK harmless with respect to all of SHOOPAK’S costs and expenses (including attorney fees, expenses and costs) in enforcing the covenants set forth in this Section.

23. Entire Agreement: This Agreement together with all exhibits attached hereto constitutes the entire Agreement of the parties and supersedes all prior agreements, contracts and understandings, either written or otherwise, between the parties relating to this subject matter. The provisions of this Agreement will control in the event of any ambiguity or conflict with SHOOPAK Policies as they now exist or hereafter may be amended or created.

24. Severability: In the event any provision of this Agreement is held to be unenforceable for any reason, the unenforceability thereof shall not affect the remainder of this Agreement which shall remain in full force and effect and enforceable.

25. Governing Law; Binding Effects: This Agreement shall be exclusively governed by and construed in accordance with the laws of the State of Florida, excluding its choice of law provisions. All duties and obligations of the parties pursuant to this Agreement are performable in the counties where the practices are located. The parties hereby irrevocably consent and submit to the exclusive jurisdiction and venue of any state or federal court of Pinellas County, Florida over any suit, action litigation, or proceeding arising out of, relating to, in connection with, or by reason of this Agreement and hereby waive an objection they may now or hereafter have to the venue of such suit, action, litigation, or proceeding. This Agreement shall inure to the benefit of and is intended to be binding upon the parties as provided herein, and their successors.

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If counsel is retained to enforce the terms and provisions of this Agreement and/or as a result of a breach of this Agreement and, in due course, suit is filed based on a breach of the terms and provisions of this Agreement, then the prevailing party will be entitled to recover, in addition to compensable damages, a reasonable attorney’s fee for the services of the prevailing parties’ counsel, which fee shall include any appellate services, costs and charges of counsel.

26. Titles: Section titles or captions contained in this
Agreement are inserted only for convenience and reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

27. Execution: This Agreement and its amendments may be executed in duplicate and each of the executed duplicates will be deemed an original.

28. Amendment: This Agreement may only be amended in writing, signed by both of the parties hereto.

IN WITNESS WHEREOF the parties have executed this Agreement on the date and year indicated below:

INDEPENDENT CONTRACTOR	ALAN D. SHOOPAK, D.M.D.,
ORTHODONTIC GROUP, P.A.

__________________________________	__________________________________
JAN A. SIMON, D.D.S.	ALAN D. SHOOPAK, D.M.D. PRESIDENT

Dated: December 23, 2013	Dated: December 23, 2013

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